UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

June 20, 2019

Date of Report

(Date of earliest event reported)

FLEXPOINT SENSOR SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-54892 (Commission File Number)	87-0620425 (IRS Employer Identification No.)
106 West Business Park Drive, Draper, Utah 84020 (Address of principal executive offices) (Zip code)

           Registrant’s telephone number, including area code:  801-568-5111

[   ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

              (17 CFR 240.14d-2(b))

[   ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

              (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [   ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [   ]

Special Note Regarding Forward-looking Statements

This Current Report on Form 8-K contains forward-looking statements.  Words such as “may,” “expect,” “believe,” “anticipate,” “estimate,” “project,” or “continue” or comparable terminology used in connection with any discussion of future events or operating results are forward-looking statements.  You are cautioned not to place undue reliance on the forward-looking statements, which speak only as of the date of this report.  All forward-looking statements reflect our present expectation of future events and are subject to a number of important factors and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements.

Section 1 – Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement

On June 20, 2019, Flexpoint Sensor Systems, Inc. (“Flexpoint”) entered into an Exclusive License Agreement (”License Agreement”) with subVo, LLC, a Utah limited liability company.  subVo, LLC is in the business of development and sales of devices that improve audio performance of speakers, loudspeakers and microphones.  The Flexpoint Bend Sensor® technology will be utilized in subVo's KlaraT® speaker compensation technology and software algorithm, introducing a new wave of near perfect sound reproduction for everyday smart and slim devices. Tracking movement in real time, the Bend Sensor® used in the subVo® system knows the exact position of the cone at any given moment, allowing for the amplifier to calibrate, correct, and produce near-perfect sound reproduction, with zero lag time. The Bend Sensor® provides low distortion, flat frequency response, and fast impulse response and enables perfect synergistic motion, sensing precise movements throughout the audible spectrum.

The Bend Sensor® works with the KlaraT® proprietary software, allowing the feedback control and speaker protection algorithms to push speakers to their limits, without distortion or damage. This combined with the auto-calibration algorithm will remove all variability due to tolerances incurred in the manufacturing process, saving time and ultimately cost. The KlaraT® calibration also compensates for changes in temperature, humidity, and wear of the speaker itself over time.

The License Agreement provides that subVo, LLC will pay Flexpoint $450,000 for intellectual property associated with the Bend Sensor Technology, including educational materials, marketing materials, technology and branding related to the intellectual property.   The license territory is worldwide and is non-transferable.  The License Agreement has an initial term of three years and will automatically renew after the initial term in one year periods, unless terminated.  The License Agreement may be terminated in the event of Flexpoint’s bankruptcy.  subVo, LLC may terminate the License Agreement if a court of competent jurisdiction determines the intellectual property is invalid or unenforceable.  In addition, the License Agreement provides that each party shall have the authority to protect the intellectual property against infringement by third parties.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FLEXPOINT SENSOR SYSTEMS, INC.

Date:   June 24, 2019

/s/ Clark M. Mower

Clark M. Mower

President

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